PRICING SUPPLEMENT NO. 48                                        Rule 424(b)(3)
DATED: March 23, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement adted January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes       Book Entry Notes
$6,000,000                      [x]                       [x]

Original Issue Date:            Fixed Rate Notes          Certificated Notes
March 26, 1998                  [_]                       [_]

Maturity Date:
March 24, 2000

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional           Optional
                        Redemption            Repayment          Repayment
Redeemable On           Price(s)              Date(s)            Price(s)
-------------           -----------           ----------         ----------

N/A                     N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

-----------

*        The 24th of each month.

**       The 24th of each month.

*** The one month LIBOR rate as of March 24, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP3258V.030